As filed with the Securities and Exchange Commission on October 31, 2007

Registration No. 333-130189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Nevada Power Company

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

88-0420104

(I.R.S. Employer Identification No.)

6226 West Sahara Avenue

Las Vegas, Nevada 89146

(702) 367-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada 89146

(702) 367-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

James A. McDaniel, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public:  From Time To Time After The Effective Date Of This Registration Statement As Determined By Market Conditions And Other Factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering.  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

DEREGISTRATION OF SECURITIES

                On May 25, 2006, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3, Commission File No. 333-130189, as amended (the “Registration Statement”).  Under the Registration Statement, $350,000,000 of securities out of the $600,000,000 of securities covered by the Registration Statement have been sold.  The registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 1, the remaining $250,000,000 of securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 31, 2007.

NEVADA POWER COMPANY

By:
/s/ William D. Rogers
William D. Rogers
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*
	Director and Chief Executive	October 31, 2007
Michael W. Yackira	Officer

/s/ William D. Rogers	Senior Vice President, Chief	October 31, 2007
William D. Rogers	Financial Officer and Treasurer

*
	Controller	October 31, 2007
John E. Brown

*
	Chairman of the Board	October 31, 2007
Walter M. Higgins III

*
	Director	October 31, 2007
Joseph B. Anderson, Jr.

Director
Glenn C. Christenson

*
	Director	October 31, 2007
Mary Lee Coleman

*
	Director	October 31, 2007
Krestine M. Corbin

*
	Director	October 31, 2007
Theodore J. Day

*
	Director	October 31, 2007
Jerry E. Herbst

Director
Brian J. Kennedy

*
	Director	October 31, 2007
John F. O’Reilly

*
	Director	October 31, 2007
Philip G. Satre

Director
Donald D. Snyder

*
	Director	October 31, 2007
Clyde T. Turner

*By :
/s/ William D. Rogers
William D. Rogers
As Attorney-in fact